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CONTACTS:

Mark A. King                                   Thom Mead
EVP and Chief Financial Officer                VP - Marketing
Affiliated Computer Services, Inc.             Affiliated Computer Services Inc.
(214) 841-8007                                 (214) 841-8248


                 ACS ACQUIRING BETAC INTERNATIONAL CORPORATION

DALLAS, TEXAS -- June 30, 1998 -- ACS (Affiliated Computer Services, Inc.) announced today that it signed a definitive agreement to acquire Betac International Corporation (Betac) of Alexandria, VA. The agreement is subject to certain conditions including regulatory approval and is expected to close in late July or early August 1998.

Betac, founded in 1977, is an advanced technology services company providing sophisticated information technology solutions to the Department of Defense, government intelligence and defense contractors, other federal agencies and commercial clients. The company, with trailing twelve months revenue of approximately $49 Million, employs 400 information technology professionals across the United States and Europe. The Betac acquisition broadens the range of skill sets within ACS' subsidiary, Analytical Systems Engineering Corporation, in the areas of intelligence, security and complex technology applications. Terms of the acquisition were not disclosed.

"This acquisition enhances our position in the government marketplace, and it particularly strengthens our capabilities in the defense and intelligence communities," said Pete Bracken, Group President of the ACS Government Solutions Group. Bracken added, "Betac solidifies our position as a premier provider of high-end, sophisticated technology solutions to government agencies and defense contractors, as well as commercial enterprises concerned with security and leading-edge technology performance."

Jim Henderson, President of the Analytical Systems Engineering Corporation, said that the new company "is an ideal business fit. It gives us a new range of locations and new clients that we currently do not serve. Our increased number of employees and their additional skills will enable us to compete for a broader range of contracts. I am extremely enthusiastic that Betac, led by their current management team, is joining our division."

Earl Lockwood, President and Chief Executive Officer of Betac International Corporation, anticipates numerous benefits for his company. "This very complimentary fit between ASEC and Betac provides us a stronger and more secure position in the industry and extends our operating base. The expanded technical and financial resources enable us to deliver an extensive scale and scope of technology, and provide our employees with expanded opportunities to grow and advance within Betac, ACS and the IT industry."

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ACS is based in Dallas, Texas, with operations within North, Central and
South America, and Europe and the Middle East. ACS provides a full range of business services including business process outsourcing, electronic commerce, technology outsourcing, professional services and systems integration. The company's Class A common stock trades on the New York Stock Exchange under the symbol "AFA." Visit ACS in the Internet at www.acs-inc.com.

Statements about the company's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside ACS' control, that could cause actual results to differ materially from such statements. While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, especially the timing and magnitude of technological advances; the performance of recently acquired businesses; the prospects for future acquisitions; the possibility that a current customer could be acquired or otherwise affected by a future event that would diminish their information technology requirements; the competition in the information technology industry and the impact of such competition on pricing, revenues and margins; the degree to which business entities continue to outsource information technology and business processes; uncertainties surrounding budget reductions or changes in funding priorities or existing government programs and the cost of attracting and retaining highly skilled personnel. These factors, when applicable, are discussed in the company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K, a copy of which may be obtained through the company without charge. ACS disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, or otherwise.